Exhibit 99.2

JERNIGAN Capital

Life Storage

self storage

CUBESMART
CUBESMART
self storage
RV BOAT
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STORAGE

First Quarter 2017
Supplemental Information

Table of Contents

Legal Notices

Earnings Release	4

Financial Highlights – Trailing Five Quarters	8

Consolidated Balance Sheets – Trailing Five Quarters	9

Consolidated Statements of Operations	10

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to Common Stockholders – Trailing Five Quarters	11

Schedule of Debt	12

Debt Maturity Schedule	12

Schedules of Development Projects	13

Investment Pipeline by Geography	15

Company Information	16

First Quarter 2017	2

Forward Looking Statements

This Supplemental Information package contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)). These forward-looking statements include, without limitation, statements about our estimates, expectations, predictions and forecasts of our future business plans and financial and operating performance and/or results, as well as statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. When we use the words “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense, we intend to identify forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual financial and operating results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such differences are described in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC, which factors include, without limitation, the following:

•	our ability to successfully source, structure, negotiate and close investments in self-storage facilities;

•	changes in our business strategy and the market’s acceptance of our investment terms;

•	our ability to fund our outstanding and future investment commitments;

•	availability, terms and our rate of deployment of equity and debt capital;

•	our manager’s ability to hire and retain qualified personnel;

•	changes in the self-storage industry, interest rates or the general economy;

•	the degree and nature of our competition;

•	volatility in the value of our assets carried at fair market value; and

•	general volatility of the capital markets and the market price of our common stock.

Given these uncertainties, undue reliance should not be placed on our forward-looking statements. We assume no duty or responsibility to publicly update or revise any forward-looking statement that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. We urge you to review the disclosures concerning risks in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in other documents that we file from time to time with the SEC.

Non-GAAP Financial Measures

Adjusted Earnings is a non-GAAP measure and is defined as net income plus stock dividends payable on preferred stock, stock-based compensation expense, transaction and other expenses, deferred termination fee to manager, and restructuring costs. Management uses Adjusted Earnings and Adjusted Earnings per diluted share as key performance indicators in evaluating the operations of the Company's business. The Company is a capital provider to self-storage developers and believes that these measures are useful to management and investors as a starting point in measuring its operational performance because they exclude various equity-based payments (including stock dividends) and other items included in net income that do not relate to or are not indicative of its present and future operating performance, which can make periodic and peer analyses of operating performance more difficult. The Company’s computation of Adjusted Earnings and Adjusted Earnings per share may not be comparable to other key performance indicators reported by other REITs or real estate companies.  Reconciliations of Adjusted Earnings and Adjusted Earnings per share to Net Income and Earnings per share, respectively, are provided in the attached table entitled “Calculation of Adjusted Earnings.”

First Quarter 2017	3

Press Release – May 2017

JERNIGAN CAPITAL ANNOUNCES RESULTS FOR FIRST QUARTER 2017

-    Closes $105.6 Million of Development Investments –

-    Increases Investment Pipeline to $825 Million –

-    Begins Second Quarter with $50 Million ATM Launch –

MEMPHIS, Tennessee, May 3, 2017 / Business Wire / Jernigan Capital, Inc. (NYSE: JCAP), a leading capital partner for self-storage entrepreneurs nationwide, today announced results for the quarter ended March 31, 2017, issued earnings guidance for the second quarter, and reaffirmed earnings guidance for full year 2017.

Highlights for the quarter ended March 31, 2017 include:

▪	Earnings per share and adjusted earnings per share of $0.14 and $0.21, respectively;

▪	$105.6 million of on-balance sheet development investments through quarter end ($155.7 million through May 2, 2017);

▪	Increased investment pipeline to approximately $825 million; and

▪	Launched $50.0 million “at-the-market” offering program on April 5, 2017.

“It has been said that great teams create their own momentum, and our exceptional JCAP team built upon the strong momentum we created late last year, producing outstanding first quarter results,” stated Dean Jernigan, Chairman and Chief Executive Officer of Jernigan Capital. “The $105.6 million of developments closed in the first quarter was our largest investment quarter to date, and the remainder of the year looks very promising as well. The continued growth in our pipeline to approximately $825 million gives us a high degree of confidence that we remain the investment partner of choice to self-storage entrepreneurs in a development cycle that we believe is a long way from ending. Our continued access to a large volume of high-quality development investment opportunities, combined with continued strong self-storage fundamentals and our access to significant amounts of capital leave us very optimistic about our future.”

John Good, President and Chief Operating Officer of Jernigan Capital added, “We are on pace to substantially exceed in 2017 the investment volume of 2015 and 2016 combined. As of today, we have closed $155.7 million of development investments in 2017 and have executed term sheets for another $212 million of investments. Moreover, an additional $613 million of high quality prospective investments is in our underwriting process. The well-executed and efficient issuance of approximately $20.0 million of common stock under our “at-the-market” program in the first few days after launch leaves us highly confident in our ability to finance the Company over the long term. With access to reasonably-priced capital and a business that is highly scalable, we remain poised to create meaningful long-term value for our stockholders.”

First Quarter 2017	4

Financial Highlights

Net income attributable to common stockholders for the three months ended March 31, 2017 increased $0.1 million to $1.2 million, or $0.14 per share, compared to net income of $1.1 million, or $0.18 per share, for the comparable period in 2016. Net income attributable to common stockholders is reflected after giving effect to the impact of $371,000, or $0.04 per share, attributable to dividends on shares of Series A Preferred Stock declared in the first quarter 2017 payable in shares of common stock. Net income attributable to common stockholders on a per share basis for the first quarter of 2017 reflects the issuance of approximately three million new shares of common stock in December 2016. Adjusted earnings were $1.9 million, or $0.21 per share, for the quarter, compared to adjusted earnings of $3.4 million, or $0.55 per share, for the comparable 2016 quarter.

Net income attributable to common stockholders and adjusted earnings for the three months ended March 31, 2017 includes a $1.4 million increase in fair value of investments, compared to a $3.8 million increase for the comparable 2016 period, primarily due to a higher volume of development investments approaching certificate of occupancy in the first quarter of 2016 compared to the first quarter of 2017. In part as a result of the Company’s Heitman joint venture, the Company did not make any on-balance sheet investments from January 1 through August 31, 2016.

General and administrative expenses for each of the quarters ended March 31, 2017 and 2016 were $1.6 million and $1.3 million, respectively and included non-cash expense of stock-based compensation of $292,000 and $175,000, respectively. Stock-based compensation was affected by the increase in the Company’s common stock price during the first quarter of 2017. General and administrative expenses were impacted by additional franchise taxes accrued in the first quarter 2017.

Capital Markets Activities

On April 5, 2017, the Company entered into an at-the-market continuous equity program, where the Company may, from time to time, offer and sell up to $50.0 million of shares of common stock (the “ATM Program”). Since the inception of the ATM Program, the Company has sold 874,402 shares of common stock at a weighted average price of $22.76 per share.

Dividends

On March 7, 2017, the Company declared a dividend of $0.35 per common share. The dividend was paid on April 14, 2017 to common shareholders of record on April 3, 2017.

Additionally on March 7, 2017, the Company declared cash and stock dividends on its Series A Preferred Stock. These dividends were paid on the following dates and in the following amounts:

Series A Preferred	Payment/ Issue Date	Aggregate Value	No. of Shares
Cash Dividend	April 14, 2017	$175,000	N/A
Stock Dividend	April 17, 2017	$371,000	16,497 shares of common stock

First Quarter 2017	5

Second Quarter and Full Year 2017 Guidance

The following table reflects earnings per share and adjusted earnings per share guidance for the second quarter ending June 30, 2017. Such guidance is based on management's current and expected views of Company investment activity (including fair value appreciation), the self-storage market, and overall economic conditions.  Adjusted earnings is a performance measure that is not specifically defined by accounting principles generally accepted in the United States (“GAAP”) and is defined as net income (loss) attributable to common stockholders (computed in accordance with GAAP) plus stock dividends payable to preferred stockholders, stock-based compensation expense, and depreciation on real estate assets.

	Dollars in thousands, except share and per share data
	Quarter ending June 30, 2017
	Low	High
Total revenues	$2,345	$2,465
JV income	500	575
Total interest and JV income	$2,845	$3,040
G&A expenses	(2,475)	(2,350)
Property operating expenses	(95)	(80)
Interest expense	(275)	(250)
Other	110	125
Change in fair value of investments (1)	2,500	3,200
Net income	2,610	3,685
Net income attributable to preferred stockholders (2)	(175)	(175)
Net income attributable to common stockholders	2,435	3,510
Add: stock dividends	-	-
Add: stock based compensation	525	500
Add: depreciation on real estate assets	45	40
Adjusted earnings	$3,005	$4,050
Earnings per share – diluted	$0.25	$0.36
Adjusted earnings per share – diluted	$0.31	$0.42
Average shares outstanding - diluted	9,750,000	9,750,000

(1)	Excludes $0.4 million (low) / $0.5 million (high) of unrealized appreciation in fair value of investments from the real estate venture which is included in JV income for the three months ending June 30, 2017.
(2)	Represents both cash dividends and stock dividends estimated with respect to outstanding shares of Series A Preferred Stock.

First Quarter 2017	6

The Company is also reaffirming its previously issued guidance for full year 2017. Net income attributable to common shareholders is expected to be between $1.62 and $2.02 and adjusted earnings per share is expected to be between $1.80 and $2.30.

The guidance above is based on the following key assumptions regarding the Company’s business activities in 2017:

•	Projected closings on $350 million to $375 million of new development property investments with a profits interest for the full year 2017;

•	Additional advances of approximately $30 million to $35 million on the Company’s December 31, 2016 investment portfolio, and advances of approximately $115 million to $125 million on new investment commitments;

•	Anticipated proceeds of $30 million to $40 million from the issuance of Series A Preferred Stock in the latter part of 2017, approximately $40 million to $45 million of proceeds from senior participations primarily in the latter part of 2017, and approximately $30 million to $40 million from the issuance of common stock under the Company’s ATM Plan;

•	Seven additional on-balance sheet properties receiving certificates of occupancy in 2017; and

•	No change in the key assumptions used to value the Company’s investments other than the assumption of two 25 basis points interest rate increases in 2017.

Over 75% of the development property investment commitments closed by the Company in 2016 were made through the Heitman joint venture. The Company resumed closing on-balance sheet investments in late 2016. The 2017 guidance reflects the impact of the limited number of on-balance sheet closings in 2016 resulting in modest fair value adjustments in 2017 on the 2016 investments. The Company expects that the substantial increase in on-balance sheet investment activity in 2017 will result in significant increases in interest income and fair value appreciation in 2018 and beyond.

First Quarter 2017	7

Jernigan Capital, Inc.

Financial Highlights- Trailing Five Quarters

(unaudited, in thousands, except per share data)

	Three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Operating Data:
Interest income and other revenues - Portfolio Investments	$2,301	$2,158	$1,698	$1,533	$1,143
JV income	422	424	436	418	-
Total revenues and JV income	2,723	2,582	2,134	1,951	1,143
General & administrative expenses	(2,208)	(1,942)	(1,865)	(1,737)	(1,718)
Property operating expenses of real estate owned	(55)	-	-	-	-
Transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	(2)	(304)	(2,116)
Interest expense	(204)	(373)	(148)	(38)	-
Subtotal	256	267	119	(128)	(2,691)
Change in fair value of investments	1,393	4,185	4,867	5,527	3,791

Other interest income	134	37	8	13	22
Net income	1,783	4,489	4,994	5,412	1,122
Net income attributable to preferred stockholders	(546)	(996)	-	-	-
Net income allocable to common stockholders	$1,237	$3,493	$4,994	$5,412	$1,122
Plus: stock dividends payable to preferred shareholders	371	823	-	-	-
Plus: stock-based compensation	292	252	341	312	175
Plus: depreciation on real estate assets	24	-	-	-	-
Plus: transaction and other expenses, restructuring costs, and deferred termination fee to Manager	-	-	2	304	2,116
Adjusted Earnings	$1,924	$4,568	$5,337	$6,028	$3,413

Basic earnings per share attributable to common stockholders	$0.14	$0.53	$0.84	$0.89	$0.18
Diluted earnings per share attributable to common stockholders	$0.14	$0.53	$0.84	$0.89	$0.18

Adjusted Earnings per share attributable to common stockholders - diluted	$0.21	$0.69	$0.90	$0.99	$0.55

Weighted-average shares of common stock outstanding:
Basic	8,857,030	6,458,845	5,831,135	5,948,555	6,000,000
Diluted	8,993,528	6,619,848	5,963,093	6,104,206	6,162,500

Dividends declared per share of common stock	$0.35	$0.35	$0.35	$0.35	$0.35

Balance Sheet Data:
Cash and cash equivalents	$28,252	$67,373	$13,009	$15,024	$28,801
Development property investments at fair value	117,936	95,102	84,986	65,002	47,223
Operating property loans at fair value	9,965	9,905	15,090	15,035	20,178
Investment in and advances to real estate venture	10,812	5,373	2,883	9,127	7,919
Self-storage real estate owned	7,350	-	-	-	-
Total assets	192,429	192,779	125,826	110,233	106,494
Senior loan participations	19,299	18,582	17,521	5,049	-
Total liabilities	24,873	24,417	20,983	8,605	5,433
Total stockholders' equity	167,556	168,362	104,843	101,628	101,061

First Quarter 2017	8

Jernigan Capital, Inc.

Consolidated Balance Sheets- Trailing Five Quarters

(unaudited, in thousands)

	As of
	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets:
Cash and cash equivalents	$28,252	$67,373	$13,009	$15,024	$28,801
Development property investments at fair value	117,936	95,102	84,986	65,002	47,223
Operating property loans at fair value	9,965	9,905	15,090	15,035	20,178
Investment in and advances to real estate venture	10,812	5,373	2,883	9,127	7,919
Self-storage real estate owned	7,350	—	—	—	—
Other loans, at cost	14,826	11,752	6,243	—	—
Deferred costs	2,294	2,207	2,690	—	—
Prepaid expenses and other assets	809	868	727	5,816	2,128
Fixed assets, net	185	199	198	229	245
Total assets	$192,429	$192,779	$125,826	$110,233	$106,494

Liabilities:
Senior loan participations	$19,299	$18,582	$17,521	$5,049	$—
Due to Manager	839	1,008	579	636	674
Accounts payable, accrued expenses and other liabilities	1,040	697	796	833	2,602
Dividends payable	3,695	4,130	2,087	2,087	2,157
Total liabilities	$24,873	$24,417	$20,983	$8,605	$5,433

Equity:
Jernigan Capital, Inc. stockholders’ equity:
Cumulative preferred stock	$9,446	$9,448	$—	$—	$—
Common stock	90	90	60	60	62
Additional paid-in capital	163,772	162,664	108,982	108,674	110,809
Accumulated deficit	(5,752)	(3,840)	(4,199)	(7,106)	(10,431)
Total equity	167,556	168,362	104,843	101,628	100,440
Non-controlling interests	—	—	—	—	621
Total equity	167,556	168,362	104,843	101,628	101,061
Total liabilities and equity	$192,429	$192,779	$125,826	$110,233	$106,494
First Quarter 2017	9

Jernigan Capital, Inc.

Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three months ended March 31,
	2017	2016
Revenues:
Interest income from investments	$2,119	$1,143
Rental and other property related income from real estate owned	63	-
Other revenues	119	-
Total revenues	2,301	1,143

Costs and expenses:
General and administrative expenses	1,578	1,304
Management fees to Manager	630	414
Property operating expenses of real estate owned	55	-
Transaction and other expenses	-	1,952
Restructuring costs	-	7
Deferred termination fee to Manager	-	157
Total costs and expenses	$2,263	$3,834

Operating income (loss)	$38	$(2,691)

Other income (expense):
Equity in earnings from unconsolidated real estate venture	422	-
Change in fair value of investments	1,393	3,791
Interest expense	(204)	-
Other interest income	134	22
Total other income	$1,745	$3,813
Net income	$1,783	$1,122
Net income attributable to preferred stockholders	(546)	-
Net income attributable to common stockholders	$1,237	$1,122

Basic earnings per share attributable to common stockholders	$0.14	$0.18
Diluted earnings per share attributable to common stockholders	$0.14	$0.18

Dividends declared per share of common stock	$0.35	$0.35

First Quarter 2017	10

Jernigan Capital, Inc.

Calculation of Adjusted Earnings and Reconciliation to Net Income Attributable to

Common Stockholders – Trailing Five Quarters

(unaudited, in thousands, except per share data)

	Three months ended
	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016

Net income attributable to common stockholders	$1,237	$3,493	$4,994	$5,412	$1,122
Plus: stock dividends payable to preferred shareholders	371	823	-	-	-

Plus: stock-based compensation	292	252	341	312	175

Plus: depreciation on real estate assets	24	-	-	-	-

Plus: transaction and other expenses	-	-	2	175	1,952

Plus: restructuring costs	-	-	-	47	7

Plus: deferred termination fee to Manager	-	-	-	82	157

Adjusted Earnings	$1,924	$4,568	$5,337	$6,028	$3,413

Adjusted Earnings per share attributable to common stockholders - diluted	$0.21	$0.69	$0.90	$0.99	$0.55
Weighted average shares of common stock outstanding - diluted	8,993,528	6,619,848	5,963,093	6,104,206	6,162,500

First Quarter 2017	11

Jernigan Capital, Inc.

Schedule of Debt

March 31, 2017

(unaudited, dollars in thousands)

(dollars in thousands)	Collateral	Commitment	Interest Rate	3/31/17 Balance (1)	Debt to Total Investment Cost	Debt to Total Fair Value	Debt to Total Assets
Senior Participation	New Orleans	$2,800	4.83%	$1,820	65.0%	65.4%	0.9%
Senior Participation	Miami	17,733	4.08%	-	0.0%	0.0%	0.0%
Senior Participation	Atlanta 1	7,228	4.48%	4,442	61.5%	43.3%	2.3%
Senior Participation	Atlanta 2	5,378	4.48%	3,222	59.9%	36.2%	1.7%
Senior Participation	Orlando 1	4,444	4.48%	2,865	64.5%	38.5%	1.5%
Senior Participation	Tampa	4,774	4.48%	3,048	63.8%	48.3%	1.6%
Senior Participation	Charlotte 1	6,777	4.48%	3,935	58.1%	38.5%	2.0%
Total		$49,134	4.36%	$19,332	39.3%	36.4%	10.0%

(1)	Includes total unamortized fees of $33,000.

Debt Maturity Schedule

March 31, 2017

(unaudited, dollars in thousands)

(dollars in thousands)	Collateral	Maturity Date	Current Interest Rate	2017	2018	2019	2020	2021	Total
Senior Participation	New Orleans	Apr-19	4.83%	$-	$-	$1,820	$-	$-	$1,820
Senior Participation	Miami	Jan-18	4.08%	-	-	-	-	-	-
Senior Participation	Atlanta 1	Aug-19	4.48%	-	-	4,442	-	-	4,442
Senior Participation	Atlanta 2	Aug-19	4.48%	-	-	3,222	-	-	3,222
Senior Participation	Orlando 1	Aug-19	4.48%	-	-	2,865	-	-	2,865
Senior Participation	Tampa	Aug-19	4.48%	-	-	3,048	-	-	3,048
Senior Participation	Charlotte 1	Sep-21	4.48%	-	-	-	-	3,935	3,935
Total			4.36%	$-	$-	$15,397	$-	$3,935	$19,332

First Quarter 2017	12

Jernigan Capital, Inc.

Schedule of Completed Development Projects

As of March 31, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA) Address	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value		Senior Participation Amount	Net Investment	Size (NRSF)	Date Opened		Days Open(1)	% Physical Occupancy(1)
4/21/2015	Orlando 1 11920 W Colonial Drive	$5,372	$5,336	$36	$1,325	(2)	$2,865	$2,471	54,435	5/1/2016		365	73.6%
6/10/2015	Atlanta 1 5110 McGinnis Ferry Rd	8,132	7,763	369	10,265		4,442	3,321	71,968	5/25/2016		341	46.7%
6/19/2015	Tampa 12832 S US Highway 301	5,369	5,285	84	6,306		3,048	2,237	59,750	4/11/2016		385	77.7%
6/26/2015	Atlanta 2 340 Franklin Gateway	6,050	5,655	395	8,895		3,222	2,433	66,332	5/24/2016		342	55.2%
6/29/2015	Charlotte 1 9323 Wright Hill Rd	7,624	6,978	646	10,213		3,935	3,043	87,515	8/18/2016		256	22.9%
7/2/2015	Milwaukee 420 W St Paul Ave	7,650	6,695	955	8,412		NA	NA	82,767	10/9/2016	(3)	204	10.6%
7/31/2015	New Haven 453 Washington Avenue	6,930	5,818	1,112	7,531		NA	NA	64,225	12/16/2016		131	18.6%
9/30/2015	Jacksonville 1 1939 East West Parkway	6,445	5,954	491	8,219		NA	NA	59,848	8/12/2016		262	68.4%
10/27/2015	Austin 251 N AW Grimes Blvd	8,658	5,616	3,042	6,748		NA	NA	77,855	3/16/2017		45	8.0%
Total Completed Development Loans		$62,230	$55,100	$7,130	$67,914

(1)	As of May 1, 2017.

(2)	In February 2017, the Company purchased, for $1.3 million, 50% of the economic rights of the Class A membership units of the limited liability company which owns this development property investment, thus increasing the Company’s profits interest in this investment from 49.9% to 74.9%. As such, the Company’s investment was reclassified as self-storage real estate owned in the March 31, 2017 Consolidated Balance Sheet. The committed and funded investment amounts in this table pertain to the full terms of the development investment, while, the fair value represents only the portion (25.1%) of the principal balance constituting a loan to the Class A member.

(3)	Certificate of Occupancy was received in August 2016, prior to the property being ready for opening by the manager of the project. Property opened to partial leasing in October 2016. All floors opened to leasing in February 2017.

Schedule of Development Projects in Progress

As of March 31, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA)	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value	Size (NRSF)	Construction Start Date	Estimated C/O Quarter
8/10/2015	Pittsburgh	$5,266	$3,961	$1,305	$5,006	50,440	3/15/2016	Q2 2017
8/14/2015	Raleigh	8,792	2,055	6,737	1,955	60,963	12/15/2016	Q4 2017
9/20/2016	Charlotte 2	12,888	1,875	11,013	1,662	78,264	2/1/2017	Q2 2018
11/17/2016	Orlando 2	5,134	2,089	3,045	2,074	19,400	12/1/2016	Q2 2017
11/17/2016	Jacksonville 2	7,530	1,553	5,977	1,491	71,080	1/10/2017	Q4 2017
1/4/2017	New York City	16,117	8,765	7,352	8,746	107,325	2/3/2017	Q3 2017
1/18/2017	Atlanta 3	14,115	3,051	11,064	2,944	92,935	07/17/17	Q2 2018
1/31/2017	Atlanta 4	13,678	5,305	8,373	5,234	103,561	7/29/2017	Q2 2018
2/24/2017	Orlando 3	8,056	604	7,452	526	71,113	5/10/2017	Q1 2018
2/24/2017	New Orleans	12,549	-	12,549	-	90,315	7/31/2017	Q2 2018
2/27/2017	Atlanta 5	17,492	4,469	13,023	4,332	84,988	3/29/2017	Q3 2018
3/1/2017	Fort Lauderdale	9,952	1,710	8,242	1,622	79,279	3/31/2017	Q3 2018
3/1/2017	Houston	13,630	3,211	10,419	3,102	132,967	4/30/2017	Q4 2017
Total Development Loan in Progress		$145,199	$38,648	$106,551	$38,694

First Quarter 2017	13

Schedule of Heitman JV Development Projects in Progress

As of March 31, 2017

(unaudited, dollars in thousands)

Closing Date	Location (MSA)	Commitment	Funded Investment	Remaining Unfunded Commitment	Fair Value	Size (NRSF)	Construction Start date	Estimated C/O Quarter
5/14/2015	Miami 1	$13,867	$6,813	$7,054	$7,587	75,838	3/28/2016	Q3 2017
5/14/2015	Miami 2	14,849	6,064	8,785	5,930	74,113	6/27/2016	Q4 2017
9/25/2015	Fort Lauderdale	13,230	4,574	8,656	4,433	87,275	6/27/2016	Q2 2018
4/15/2016	Washington, DC	17,269	8,716	8,553	8,756	91,325	6/1/2016	Q3 2017
4/29/2016	Atlanta 1	10,223	1,196	9,027	1,109	71,780	10/1/2016	Q4 2017
7/19/2016	Jacksonville	8,127	3,669	4,458	4,257	79,279	9/20/2016	Q2 2017
7/21/2016	New Jersey	7,828	789	7,039	712	57,975	4/18/2017	Q2 2018
8/15/2016	Atlanta 2	8,772	3,025	5,747	3,132	70,400	9/1/2016	Q3 2017
8/25/2016	Denver	11,032	3,557	7,475	3,448	86,657	10/3/2016	Q3 2017
9/28/2016	Columbia	9,199	3,461	5,738	3,427	70,813	10/12/2016	Q3 2017
12/22/2016	Raleigh	8,877	1,081	7,796	1,006	65,110	1/31/2017	Q2 2018
Total Heitman JV Investments		$123,273	$42,945	$80,328	$43,797	-

First Quarter 2017	14

Investment Pipeline by Geography

•	Executed term sheets for investments in 20 separate self-storage development projects for an aggregate capital commitment of approximately $212 million

•	Maintain a robust $825 million pipeline of additional development investment opportunities in top 50 markets

First Quarter 2017	15

Jernigan Capital, Inc.

Company Information

Corporate Headquarters	Trading Symbol	Investor Relations	Information Requests
6410 Poplar Avenue	Common shares: JCAP	6410 Poplar Avenue	To request an Investor Relations
Suite 650	Stock Exchange Listing	Suite 650	package or annual report, please
Memphis, TN 38119	New York Stock Exchange	Memphis, TN 38119	visit our website at
901.567.9510	901.567.9510	www.jernigancapital.com

Executive Management

Dean Jernigan	John A. Good
Chairman and Chief Executive Officer	President and Chief Operating Officer

Kelly P. Luttrell
Senior Vice President, Chief Financial Officer,
and Treasurer

Independent Directors

Mark O. Decker	James D. Dondero
Director	Director

Howard A. Silver	Harry J. Thie
Director	Director

Equity Research Coverage

Baird Equity Research	FBR Capital Markets
RJ Milligan	David Corak
rjmilligan@rwbaird.com	dcorak@fbr.com

Jefferies LLC	Raymond James & Associates
George Hoglund	Jonathan Hughes
gholund@jefferies.com	jonathan.hughes@raymondjames.com

Any opinions, estimates, forecasts or predictions regarding Jernigan Capital’s performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Jernigan Capital or its management. Jernigan Capital does not by its reference above or distribution imply its endorsement of or concurrence with such opinions, estimates, forecasts or predictions.

First Quarter 2017	16